China Ivy School, Inc. Reports Third Quarter 2007 Results

SHENZHEN CITY, China--(BUSINESSWIRE)--China Ivy School, Inc., (OTBCC: CIVY) a private education institution located in Jiangsu province of China, reported its financial results for the three and nine months ended September 30, 2007.

Mr. Zhu Yongqi, China Ivy School, Inc.'s Chairman and CEO commented, "We are very pleased with the progress of our institution this year. The growth of our sales in the first nine months of 2007 reflects the increased enrollment that resulted not only from our spring kindergarten recruitment but also from this fall's recruitment efforts. Further, our desire to efficiently expand our operations is evidenced by the increase of our operating and interest expenses as we continue to make capital improvements to our campus and further develop our education facilities."

Highlights of the quarter include:

Net sales for the third quarter totaled $2.5 million of this year, an increase of $249,191 versus the same period in 2006. Furthermore, for the nine months ended September 30, 2007, sales grew to $5.5 million from $4.5 million in the nine months ended September 30, 2006, a 21.6% year-over-year increase.

For the third quarter of 2007, an increase in depreciation costs affected the company's operating margins, which were 67%, compared with 80% in last year's third quarter. Operating margins for the nine-months ended September 30, 2007 reduced to 60% compared with 65% in the same period in 2006. Operating income for the third quarter of 2007 was $1.6 million compared with $1.8 million reported during the 2006 third quarter, due to the increased depreciation costs. Operating income for the current nine month period grew 13% to $3.3 million, compared with $3.0 million reported during the same period in 2006.

Net income for the third quarter of 2007 was $1.4 million, compared with $1.5 million reported during last year's third quarter. For the 2007 nine-month period, net income was $2.6 million compared with $2.4 million in the year-ago nine-month period.

                     CHINA IVY SCHOOL, INC. AND SUBSIDIARIES
                     (FORMERLY CLAREMONT TECHNOLOGIES CORP.)
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                               For the Three Month Periods Ended    For the Nine Month Periods Ended
                                                                          September 30,                       September 30,
                                                                     2007              2006              2007               2006
                                                                 ------------      ------------      ------------      ------------
Net revenue                                                      $  2,449,771      $  2,200,580      $  5,500,203      $  4,524,175

Operating expenses
    Depreciation                                                      225,019            52,935           607,858           175,837
    General and administrative expenses                               587,220           381,522         1,571,439         1,397,033
                                                                 ------------      ------------      ------------      ------------
                    Total operating expenses                          812,239           434,457         2,179,297         1,572,870
                                                                 ------------      ------------      ------------      ------------

Income from operations                                              1,637,532         1,766,123         3,320,906         2,951,305
                                                                 ------------      ------------      ------------      ------------
Other (income) expense
           Finance expenses                                             9,856            41,470             9,903            42,992
    Interest income                                                   (22,831)          (22,485)          (38,845)          (43,409)

    Interest expense                                                  259,434           203,117           749,758           561,853
                                                                 ------------      ------------      ------------      ------------
                    Total Other Expense                               246,459           222,102           720,816           561,436
                                                                 ------------      ------------      ------------      ------------

Income from continued operations                                    1,391,074         1,544,021         2,600,090         2,389,869
Loss from discontinued operations                                      (7,952)               --           (14,377)               --
                                                                 ------------      ------------      ------------      ------------

Net income                                                          1,383,122         1,544,021         2,585,713         2,389,869

Other comprehensive income
             Foreign currency translation gain                        110,861            89,502           251,255            58,881
                                                                 ------------      ------------      ------------      ------------

Comprehensive income                                             $  1,493,983      $  1,633,523      $  2,836,968      $  2,448,750
                                                                 ============      ============      ============      ============

Net income  per share from continued operations                  $       0.02      $       0.03      $       0.04      $       0.04
                                                                 ============      ============      ============      ============
Net income per share from discontinued operations                $       0.00      $       0.00      $       0.00      $       0.00
                                                                 ============      ============      ============      ============
Basic and diluted earnings per share                             $       0.02      $       0.03      $       0.04      $       0.04
                                                                 ============      ============      ============      ============
Weighted average  number of  basic and diluted share
outstanding                                                        61,650,000        55,500,000        61,567,033        55,500,000
                                                                 ============      ============      ============      ============

    The accompanying condensed notes are an integral part of these unaudited consolidated financial statements

About China Ivy School, Inc.

China Ivy School, Inc. is a private education institution located in Jiangsu province of China. Organized under the law of China, China Ivy School, Inc. has educational accreditations from Jiangsu Educational Commitment, Suzhou Municipal Education Bureau, and the Suzhou Education Committee. As of September 30, 2006, China Ivy School had a cumulative enrollment of 1,910 students within their Kindergarten, Elementary, Junior High, and High School programs. In addition to their core business model, China Ivy also offers an international school along with strategic relationships with similar institutions in Australia, Hong Kong, New Zealand, and the United Kingdom. It is from these strategic international relationships that the Company offers a highly popular foreign exchange program, a unique competitive advantage over others in its marketplace. Further, the school's individualized study plan and its 6:1 student-to-teacher ratio allow the Company to attract a high-caliber student and employ and retain a diverse and talented staff of educators. For more information, please visit: www.chinaivyschool.com

FORWARD-LOOKING STATEMENTS: The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date thereof.

Contact:

China Ivy School, Inc.
Boya Li, 646-200-6306
boyali@chinaivyschool.com